Exhibit 10.7

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of December  22, 2011 (this “Agreement”), by and among BANK OF MONTREAL, CHICAGO BRANCH, a bank organized under the laws of Canada (the “New Term Loan Lender”), LAUREATE EDUCATION, INC., a Maryland corporation (the “Borrower”), and CITIBANK, N.A., as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 16, 2011 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, INICIATIVAS CULTURALES DE ESPANA S.L., a Spanish limited liability company, the lenders or other financial institutions or entities from time to time party thereto, and CITIBANK, N.A., as Administrative Agent and Collateral Agent.

WHEREAS, subject to the terms and conditions of the Amended and Restated Credit Agreement, the Borrower may request and receive New Term Loan Commitments by entering into one or more Joinder Agreements with the New Term Loan Lender.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The New Term Loan Lender party hereto hereby agrees to commit to provide its Series A - Series 2018 Extended Term Loan Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth herein (referred to herein as the “Series A-2018 New Term Loans”).

The New Term Loan Lender (i) confim1s that it has received a copy of the Amended and Restated Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”); (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended and Restated Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers nnder the Amended and Restated Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the tenns of the Amended and Restated Credit Agreement are required to be performed by it as a Lender.

The New  Term  Loan  Lender  hereby  agrees to  make  its  Commitment  on the following terms and conditions:

1.                                    Applicable Margin. The Applicable ABR Margin for the Series A-2018 New Term Loan shall be identical to the Applicable ABR Margin for the Series 2018 Extended Term Loans. The Applicable LIBOR Margin for the Series A-2018 New Term Loan shall be identical to the LlBOR Margin for the Series 2018 Extended Term Loans.

2.                                    Principal Payments. The Borrower shall make principal payments on the Series A-2018 New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series A-2018 New Term Loans
March 31, 2012	$62,500.00
June 30, 2012	$62,500.00
September 30, 2012	$62,500.00
December 31, 2012	$62,500.00
March 31, 2013	$62,500.00
June 30, 2013	$62,500.00
September 30, 2013	$62,500.00
December 30, 2013	$62,500.00
March 31, 2014	$62,500.00
June 30, 2014	$62,500.00
September 30, 2014	$62,500.00
December 31, 2014	$62,500.00
March 31, 2015	$62,500.00

(A) Payment Date	(B) Scheduled Repayment of Series A-2018 New Term Loans
June 30, 2015	$62,500.00
September 30, 2015	$62,500.00
December 31, 2015	$62,500.00
March 31, 2016	$62,500.00
June 30, 2016	$62,500.00
September 30, 2016	$62,500.00
December 31, 2016	$62,500.00
March 31, 2017	$62,500.00
June 30, 2017	$62,500.00
September 30, 2017	$62,500.00
December 31, 2017	$62,500.00
March 31, 2018	$62,500.00
Series A-2018 New Term Loan Maturity Date	All remaining amounts outstanding under the Series A-2018 New Term Loans
TOTAL	$25,000,000.00

3.                                     Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series A-2018 New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series A-2018 New Term Loans in accordance with Sections 5.1 and 5.2 of the Amended and Restated Credit Agreement, respectively.

4.                                     Prepayment Fees. The Borrower agrees to pay to the New Term Loan Lender the prepayment premium, if any, as provided in accordance with Section 5.l(c) of the Amended and Restated Credit Agreement.

5.                                    Other Fees. The Borrower agrees to pay on the date hereof to the New Term Loan Lender, as fee compensation for the funding of the New Term Loan Lender’s Series A- 2018 New Term Loan, a closing fee in an amount equal to 1.00% of the stated principal amount of the Series A-2018 New Tenn Loan, payable to the New Term Loan Lender from the proceeds of the Series A-2018 New Term Loan as and when funded on the date hereof. Such closing fee will be in all respects fully earned, due and payable on the date hereof and non-refundable and non-creditable hereafter.

6.                                    Proposed Borrowing. This Agreement represents the Borrower’s request to borrow Series A-2018 New Term Loans from the New Term Loan Lender as follows (the “Proposed Borrowing”):

a.                                     Business Day of Proposed Borrowing: December 22, 2011

b.                                     Amount of Proposed Borrowing: $25,000,000

c.                                      Interest rate option:                    ☒ ABR Loan(s)

 ☐  LIBOR  Loans  with  an  initial  Interest  Period  of [    ] month(s)

7.                                    New Lender. The New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of Series A-2018 New Term Loan that such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Amended and Restated Credit Agreement and the other Credit Documents, and shall be subject to and bound by the tem1s thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. Set forth on Schedule B hereto is the U.S. Lending Office of the New Term Loan Lender.

8.                                     Amended and Restated Credit Agreement Governs. Except as set forth in this Agreement, the Series A-2018 New Term Loan shall otherwise be subject to the provisions of the Amended and Restated Credit Agreement and the other Creilit Documents.

9.                                    Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower hereby certifies that:

L                                      the representations and warranties contained in the Amended and Restated Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

11.                              no event has occurred and is continuing or would result from the consummation of the Proposed Bonowing contemplated hereby that would constitute a Default or an Event of Default; and

iii. the Bonower has performed in all material respects all agreements and satisfied all conditions which the Amended and Restated Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

10.                             Borrower’s Covenants. By its execution of this Agreement, the Bonower hereby covenants that it shall deliver or cause to be delivered the following legal opinions and documents: (i) opinion of DLA Piper LLP, (ii) Notice of Bonowing, (iii) the results of a recent confirmatory lien search with respect to each U.S. Credit Party in the jurisdiction where each such U.S. Credit Party is located, and such search shall reveal no liens on any of the assets of the U.S. Credit Parties except for liens permitted by the Amended and Restated Credit Agreement, (iv) Officer’s Certificate dated the date hereof certifying that the conditions precedent in Section 7.1 have been met,  (v) certified copies of the resolutions of the Board of Directors of the BotTOwer approving and authorizing the execution, delivery and performance of this Agreement by the secretary or assistant secretary of the Bonower as being in full force and effect without modification or amendment, (vi) signature and incumbency certificates of the officers of the Bonower executing this Agreement, (vii) certified copy of the Articles of Incorporation of the Bonower certified by the secretary or assistant secretary of the Bonower, together with a good standing certificate from the Secretary of State or applicable department of the State of incorporation of the Bonower (with certification as to good standing for payment of applicable franchise or similar taxes from the appropriate taxing authority of such state) and (viii) a reaffirmation agreement executed by each U.S. Credit Party, together with all other documents reasonably requested by Administrative Agent in connection with this Agreement.

11.                              Notice. For purposes of the Amended and Restated Credit Agreement, the initial notice address of the New Tenn Loan Lender shall be as set forth below its signature below.

12.                            Tax Forms. The New Term Loan Lender hereby delivers herewith to the Administrative Agent such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the New Term Loan Lender may be required to deliver to Administrative Agent pursuant to Section 5.4 of the Amended and Restated Credit Agreement.

13.                             Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the Series A-2018 New Tenn Loans made by the New Term Loan Lender in the Register.

14.                              Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived  except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15.                             Entire Agreement. This Agreement, the Amended and Restated Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

16.                              GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.                             Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Ifany provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

18.                              Counterparts; Electronic Delivery of Signatures. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (including pdf) shall be effective as delivery of a manually executed counterpmi of this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Joinder Agreement to be duly executed and delivered as of the date first above written.

LAUREATE EDUCATION, INC.,
as Borrower

By:	/s/ Eilif Serck-Hanssen
	Name:	Eilif Serck-Hanssen
	Title:	Chief Financial Officer

Signature page to Joinder Agreement

BANK OF MONTREAL, CHICAGO BRANCH,
as New Term Loan Lender

By:	/s/ Gregory F. Tomczyk
	Name:	Gregory F.Tomczyk
	Title:	Vice President

Address for Notices:
115 South LaSalle Street 35th Floor West
Chicago, IL 60603

Signature page to the Joinder Agreement

CITIBANK, N.A., as Administrative Agent and
Collateral Agent

By:	/s/ Caesar Wyszomirski
	Name:	Caesar Wyszomirski
	Title:	Vice President

Sig11aturc page to Joincler 1\greement